SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              __________________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 16, 2004
                                                 ----------------------------


                            New World Pasta Company
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                (Exact Name of Registrant Specified in Charter)


        Delaware                       333-76763              52-2006441
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(State or Other Jurisdiction         (Commission           (IRS Employer
   of Incorporation)                 File Number)          Identification No.)


 85 Shannon Road,  Harrisburg, Pennsylvania                        17112
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(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code  (717) 526-2200
                                                    ---------------------------



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Item 5     Other Events.

         On March 16, 2004, New World Pasta Company, a Delaware corporation (the "Company"), issued a press release announcing, among other things, that a majority of the lenders under the Company's senior secured credit facility have approved an extension and amendment to the Company's existing amended credit agreement which permits the Company to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and its 2003 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, by April 22, 2004. Previously, the Company's amended credit agreement required the Company to file these reports by March 15 and April 1, 2004, respectively.

         A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7(c)  Exhibits.

99.1     Press Release issued by New World Pasta Company on March 16, 2004.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NEW WORLD PASTA COMPANY


Date:  March 16, 2004                       By: /s/ Cary A. Metz
                                                -----------------------------
                                                Cary A. Metz
                                                Vice President, General Counsel
                                                  and Corporate Secretary

                                 EXHIBIT INDEX

Number            Description of Exhibit

99.1              Press Release issued by New World Pasta Company on
                  March 16, 2004

                                                                  Exhibit 99.1

NEW WORLD PASTA COMPANY
85 Shannon Road
Harrisburg, PA  17112

                                                       CONTACT: Cary A. Metz
                                                                (717) 526-2200


   NEW WORLD PASTA COMPANY ANNOUNCES EXTENSION TO EXISTING CREDIT AGREEMENT


         HARRISBURG, PA - March 16, 2004 -- New World Pasta Company announced today that a majority of the lenders under its senior secured credit facility have approved an extension and amendment to the Company's existing amended credit agreement which permits New World Pasta to file its Annual Report for the fiscal year ended December 31, 2002, and its 2003 annual and quarterly reports, by April 22, 2004. Previously, the Company's amended credit agreement required the Company to file these reports by March 15 and April 1, 2004. The Company had previously announced on February 9, 2004 that cash generated from operations or otherwise available would not be sufficient to fund the Company's liquidity in 2004, and that it did not intend to make the 2004 bond interest payments scheduled for February and August 15, 2004 under the terms of its Bond Indenture. The Company reported today that discussions are continuing with its bondholders with respect to a proposal by the Company.

         "Our Company is continuing to move forward, and no one should doubt that we are intently focused on the future," said Wynn Willard, the Company's Chief Executive Officer. "We still have areas to address, but we are working on this as we speak and we see clear improvement at the Company across a range of operational areas." The Company also commented on its marketplace performance, as reported by Information Resources, Inc., an independent market research firm. After multiple periods where unit sales performance trailed the overall pasta category in the United States, the Company's unit market share for the four-week period ending on February 22, 2004 increased by over two share points versus the equivalent year-ago period.

         "We continue to work with our bank group and are appreciative of all of their support as we go forward," added Ed Lyons, the Company's Senior Vice President and Chief Financial Officer. "It is also important to note that our majority shareholder continues to be supportive of the Company, and has consistently expressed a willingness to provide additional funding to the Company subject to certain conditions, which include a satisfactory agreement with the Company's bondholders."

         Mr. Lyons continued, "Our discussions with our bondholders are still in a preliminary stage, so that of course no assurance can be provided that we will reach mutual agreement. Having said that, all parties are cognizant of the importance of addressing our issues in a timely fashion, and we are working on that basis. From the Company's standpoint, we are committed to finding a resolution to our liquidity issue so that we can continue to work on and improve our business. Our customers and consumers depend on us for our great brands and products. We know that, and are grateful for it. We also have strong leadership, and a great deal of support."

         New World Pasta Company is a leading marketer and supplier of dry pasta in the United States and Canada, with well-known brands such as RONZONI, CREAMETTE, SAN GIORGIO, AMERICAN BEAUTY, SKINNER and PRINCE. Headquartered in Harrisburg, Pennsylvania, New World Pasta Company has over 1,200 employees in the United States, Canada and Italy.

FORWARD LOOKING STATEMENTS
THIS PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH REPRESENTS THE COMPANY'S EXPECTATIONS AND BELIEFS CONCERNING FUTURE EVENTS THAT INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THIS RELEASE ARE FORWARD LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN SUCH FORWARD-LOOKING STATEMENTS INCLUDE THE COMPLETION OF THE COMPANY'S FINANCIAL STATEMENTS, WHICH COULD UNCOVER ADJUSTMENTS IN PRESENTLY UNKNOWN AREAS, THE PREPARATION OF RESTATED HISTORICAL FINANCIAL STATEMENTS, IF NECESSARY, AS WELL AS THOSE FACTORS SET FORTH IN OUR PERIODIC REPORTS FILED WITH THE SEC. CONSEQUENTLY, ALL OF THE FORWARD LOOKING STATEMENTS MADE IN THIS PRESS RELEASE ARE QUALIFIED BY THESE AND OTHER FACTORS, RISKS AND UNCERTAINTIES.